EXECUTION VERSION
5 March 2018

Exhibit 10.88

NET1 LOAN AGREEMENT

between

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

and

DNI–4PL CONTRACTS PROPRIETARY LIMITED

CLIFFE DEKKER HOFMEYR

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	Net1 Applied Technologies South Africa Proprietary Limited; and

1.1.2	DNI–4PL Contracts Proprietary Limited.

1.2	The Parties agree as set out below.

2	INTERPRETATION

2.1	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

2.1.1	"Advance Date" means no later than 3 business days after the date on which the Borrower draws down in terms of the Facility Agreement;

2.1.2	"AJD Holdings" means AJD Holdings Proprietary Limited, registration number 1975/004328/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.3	"Agreement" means the agreement contained in this document;

2.1.4	"Borrower" means DNI–4PL Contracts Proprietary Limited, registration number 2005/040937/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.5

"Borrower's Designated Account" means the South African bank account nominated by the Borrower, the details of which are set out below, or such other South African bank account as the Borrower may designate in writing on 5 business days' notice to the Lender —

Name of Account	DNI-4PL CONTRACTS (PTY) LTD
Bank:	XXX
Branch Code:	XXX
Account Number:	XXX
Reference:	Net1 Loan

2.1.6	"Capital Amount" means an amount of R126,000,000;

2.1.7	"Capital Outstanding" means at any point in time, that portion of the Capital Amount which has not yet been repaid by the Borrower to the Lender;

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2.1.8	"Companies Act" means the Companies Act, No 71 of 2008;

2.1.9	"Competition Act" means the Competition Act, No 89 of 1998;

2.1.10

"Competition Authorities" means the commission established pursuant to Chapter 4, Part A of the Competition Act or the tribunal established pursuant to Chapter 4, Part B of the Competition Act or the appeal court established pursuant to Chapter 4, Part C of the Competition Act, as the case may be;

2.1.11	"Conditions Precedent" means the suspensive conditions set out in clause 4;

2.1.12	"Distribution" shall have the meaning given thereto in the Companies Act;

2.1.13

"DNI Loan Agreement" means the agreement headed "DNI Loan Agreement" to be entered into contemporaneously with the entering into of this Agreement between the Borrower, AJD Holdings and Richmark, in terms of which, inter alia, the Borrower advances an amount of R126,000,000 as a loan to AJD Holdings and Richmark in the "Borrowers Proportions", as such term is defined in the DNI Loan Agreement;

2.1.14	"Event of Default" means any one or more of the events or circumstances described as such in clause 9;

2.1.15

"Facility Agreement" means the facility agreement to be entered into between the Lender and FirstRand Bank (acting through its Rand Merchant Bank division) contemporaneously with the entering into of this Agreement;

2.1.16	"Lender" means Net1 Applied Technologies South Africa Proprietary Limited, registration number 2002/031446/07 a limited liability private company duly incorporated in the Republic of South Africa;

2.1.17

"Outstanding Balance" means at any point in time, the total amount owing by the Borrower to the Lender in terms of this Agreement, including the Capital Outstanding, together with all interest due and owing in terms of this Agreement (if applicable);

2.1.18	"Parties" means the parties to this Agreement;

2.1.19

"Prime Rate" means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 day year irrespective of whether or not the year is a leap year, from time to time published by Rand Merchant Bank, a division of FirstRand Bank Limited, as being its prime overdraft rate, as certified by any representative of that bank whose appointment and designation it will not be necessary to prove;

2.1.20	"Permitted Distributions" means the following distributions by the Borrower –

2.1.20.1	the distribution referred to in clause 4.1.1.2 of the Tranche I Subscription Agreement; and

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2.1.20.2	cash dividends in an aggregate amount of R54,000,000 (which amount includes dividends withholdings tax, to the extent applicable) which dividends have been declared and paid in full;

2.1.21	"Repayment Date" means not more than 20 business days after the earliest date on which one of the following occurs –

2.1.21.1	the Tranche II Subscription Agreement becomes unconditional in accordance with its terms;

2.1.21.2	the subscription contemplated in the Tranche II Subscription Agreement is prohibited by the Competition Authorities in terms of the Competition Act; or

2.1.21.3

the Tranche II Subscription Agreement is cancelled or terminates for any reason whatsoever,

as the case may be, provided that notwithstanding the aforegoing, the Repayment Date shall no later than 30 June 2018;

2.1.22	"Richmark" means Richmark Holdings Proprietary Limited, registration number 2000/013818/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.23	"Signature Date" means the date of signature of this Agreement by the Party last signing;

2.1.24

"Tranche I Subscription Agreement" means the agreement headed "Subscription Agreement" to be entered into between the Parties contemporaneously with the entering into of this Agreement, in terms of which, inter alia, the Lender subscribes for 4,000,000 ordinary "A" shares in the authorised ordinary shares of the Borrower; and

2.1.25

"Tranche II Subscription Agreement" means the agreement headed "Subscription Agreement" to be entered into between the Parties contemporaneously with the entering into of this Agreement, in terms of which, inter alia, the Lender subscribes for 6,000,000 ordinary "A" shares in the authorised ordinary shares of the Borrower.

2.2	In this Agreement —

2.2.1	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2	an expression which denotes —

2.2.2.1	any gender includes the other genders;

2.2.2.2	a natural person includes a juristic person and vice versa;

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2.2.2.3	the singular includes the plural and vice versa;

2.2.2.4	a Party includes a reference to that Party's successors in title and assigns allowed at law; and

2.2.2.5	a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3	Any reference in this Agreement to –

2.3.1	"business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2

"days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time;

2.3.3	"person" means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality.

2.4

The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5

Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6

Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7

Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9

Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a  day that is not a business day, the next succeeding business day.

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2.10

Except to the extent that any provision of this Agreement expressly provides otherwise, if the only day or the last day for the exercise of any right, performance of any obligation or taking (or procuring the taking of) any action in terms of any provision of this Agreement falls on a day which is not a business day, such right shall be capable of being exercised, or such obligation performed or action taken on the immediately succeeding business day.

2.11	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.12	No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.13

The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if either of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.14

Any reference in this Agreement to "this Agreement" or to any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.15	In this Agreement the words "clause" or "clauses" refer to clauses of this Agreement.

3	INTRODUCTION

3.1	The Lender has agreed to advance the Capital Amount to the Borrower as a loan, on the terms and conditions contained in this Agreement.

3.2	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4	CONDITIONS PRECEDENT

4.1

Save for clauses 1 to 4, and clauses 13 to 20 all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that by not later than 16 March 2018 –

4.1.1	the Facility Agreement has been entered into and has become unconditional in accordance with its terms, save for any reference to this Agreement becoming unconditional;

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4.1.2	the DNI Loan Agreement has been entered into and has become unconditional in accordance with its terms, save for any reference to this Agreement becoming unconditional;

4.1.3	the Tranche I Subscription Agreement has been entered into and has become unconditional in accordance with its terms, save for any reference to this Agreement becoming unconditional;

4.1.4

the Tranche II Subscription Agreement has been entered into and has become unconditional in accordance with its terms, save for: (i) the condition precedent at clause 4.1.2 of the Tranche II Subscription Agreement; and (ii) any reference to this Agreement becoming unconditional;

4.1.5	the board of directors of the Lender approves and ratifies the entering into of this Agreement and all other agreements and transactions contemplated herein;

4.1.6	the board of directors of the Borrower approves and ratifies the entering into of this Agreement and all other agreements and transactions contemplated herein;

4.1.7	the shareholder of the Lender approves and ratifies the entering into of this Agreement and all other agreements and transactions contemplated herein; and

4.1.8

the shareholders of the Borrower unanimously: (i) approve and ratify the entering into of this Agreement and all other agreements and transactions contemplated herein; and (ii) adopts a resolution amending its memorandum of incorporation to enable the implementation of the Tranche 1 Subscription Agreement and the Tranche II Subscription Agreement.

4.2

Unless all the Conditions Precedent have been fulfilled or waived by not later than the relevant dates for fulfilment thereof set out in clause 4.1 (or such later date or dates as may be agreed in writing between the Parties) the provisions of this Agreement, save for clauses 1 to 4, and clauses 13 to 20, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Conditions Precedent.

5	ADVANCE OF CAPITAL AMOUNT

The Capital Amount shall be lent and advanced by the Lender to the Borrower on the Advance Date by way of electronic funds transfer of freely available cash without set off or deduction of any nature whatsoever, into the Borrower's Designated Account.

6	INTEREST

6.1	Subject to clause 6.2, the Capital Outstanding shall not bear interest.

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6.2

In the event of an Event of Default, the Capital Outstanding shall bear interest at the Prime Rate plus 500 basis points, compounded monthly in arrears, with effect from the date of the occurrence of such Event of Default until the date of actual repayment of the Outstanding Balance in full.

7	REPAYMENT

7.1	The Outstanding Balance shall be repaid by the Borrower to the Lender by no later than the Repayment Date.

7.2	Any amount repaid by the Borrower shall be applied firstly to interest (if applicable), and thereafter to the Capital Outstanding.

7.3	The Borrower shall not be entitled to draw down any amount repaid in terms of this clause 7.

7.4

The Borrower shall pay all amounts payable by it to the Lender in terms of this Agreement in rands, into such bank account/s in South Africa as the Lender may stipulate on not less than 5 business days’ written notice.

7.5	The Borrower may at any time prepay the whole or any part of the Outstanding Balance.

8	PERMITTED PURPOSE

8.1	The Capital Amount shall only be applied by the Borrower to advance to AJD Holdings and Richmark, the loans in terms of the DNI Loan Agreement.

8.2	The Lender shall not be under any obligation to verify that any portion of the Capital Amount has been used by the Borrower for the aforesaid purposes.

9	DEFAULT

Each of the following events shall constitute an Event of Default in respect of the Borrower (whether or not caused by any reason whatsoever outside the control of the Borrower, except to the extent it is caused by the Lender), if –

9.1	the Borrower breaches any provision of this Agreement and fails to remedy such breach within 10 business days of receiving written notice to do so from the Lender;

9.2	AJD Holdings and/or Richmark breach any provision of the DNI Loan Agreement;

9.3

the Borrower takes steps to place itself, or is placed, in liquidation, whether voluntary or compulsory, in either case whether provisionally or finally, or takes steps to subject itself, or is subjected to, supervision or business rescue proceedings as contemplated in the Companies Act commences in respect of the Borrower;

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9.4	the Borrower is or becomes insolvent or commits any act which would be an act of insolvency as described in the Insolvency Act 24 of 1936;

9.5	the Borrower compromises or attempts to compromise with, or defer or attempt to defer payment of debts owing by it to, its creditors generally; or

9.6

a judgment has been issued against the Borrower against which an appeal or application for a rescission is not noted or made within that period (provided that such appeal or application is properly prosecuted) or the judgement is not satisfied within 14 days.

10	REMEDIES

10.1

If an Event of Default has occurred then, notwithstanding anything to the contrary herein contained, the Lender shall, without prejudice to its other rights in terms of this Agreement or at law, have the right to –

10.1.1	cancel this Agreement and/or claim immediate repayment of the Outstanding Balance, which shall become immediately due and payable; or

10.1.2	require immediate specific performance by the Borrower of its obligations under this Agreement, including the repayment of its Outstanding Balance which shall become immediately due and payable.

10.2

The Borrower will be liable for, and shall pay upon demand, all out-of-pocket expenses, including (without limitation) legal expenses (including costs on the de facto scale as between attorney-and-client), charges and disbursements, incurred by the Lender in successfully recovering any amount owed to it by the Borrower or otherwise enforcing its rights in terms of this Agreement.

11	PROOF OF INDEBTEDNESS

A certificate under the hand of any director of the Lender shall (in the absence of manifest error) constitute prima facie proof of any amount (whether capital or interest or other) payable by the Borrower to the Lender in terms of this Agreement and the fact that the same is due and payable for all purposes and shall be sufficient proof of the contents thereof for the purposes of provisional sentence or summary judgment against the Borrower in any competent court and be treated as a liquid document for such purpose.

12	NO LEAKAGE

Save for the Permitted Distributions, the Borrower warrants and undertakes that, in respect of the period commencing on 1 July 2017 until the date on which the Outstanding Balance has actually been settled in full, the Borrower (and the Borrower will procure compliance with this clause 12 by its subsidiaries) will not declare and/or make any Distribution ((including in respect of the repayment of loan accounts) or otherwise enter into any transaction with any shareholder of the Borrower (or any person which is related or inter-related to such shareholder) which is intended or designed to have the same economic effect).

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13	GENERAL WARRANTIES

13.1	Each of the Parties hereby warrants to and in favour of the other that –

13.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

13.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

13.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

13.1.3.1	contravene any law or regulation to which that Party is subject;

13.1.3.2	contravene any provision of that Party's constitutional documents; or

13.1.3.3	conflict with or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it; and

13.1.4	to the best of its knowledge and belief, it is not aware of the existence of any fact or circumstance that may impair its ability to comply with all of its obligations in terms of this Agreement;

13.1.5	it is entering into this Agreement as principal (and not as agent or in any other capacity);

13.1.6	the natural person who signs and executes this Agreement on its behalf is validly and duly authorised to do so;

13.1.7	no other party is acting as a fiduciary for it; and

13.1.8	it is not relying upon any statement or representation by or on behalf of any other Party, except those expressly set forth in this Agreement.

13.2	Each of the representations and warranties given by the Parties in terms of clause 13.1 shall –

13.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

13.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

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13.2.3	prima facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement.

14	NOTICES AND DOMICILIA

14.1

The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following email addresses —

Name	Physical Address	Email Address
Lender	6th Floor President	hermank@net1.com
Place
Corner of Jan Smuts
Avenue & Bolton Road
Rosebank
2121

Marked for the attention of: Herman Kotze

Name	Physical Address	Email Address
Borrower	23/25 Commerce	XXX
Crescent
Kramerville, 2031

Marked for the attention of: Andrew Dunn

provided that a Party may change its domicilium to another physical address in the Republic of South Africa (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address or email address by written notice to the other Party to that effect. Such change of address will be effective 5 business days after receipt of the notice of the change.

14.2	All notices to be given in terms of this Agreement will be given in writing and will —

14.2.1	be delivered by hand or sent by email;

14.2.2

if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

14.2.3

if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email. Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

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14.3

Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 14.

15	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or either of them.

16	APPLICABLE LAW AND JURISDICTION

16.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

16.2

The Parties hereby consent and submit to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, (Johannesburg) in any dispute arising from or in connection with this Agreement.

17	INDEPENDENT ADVICE

Each of the Parties to this Agreement hereby acknowledges and agrees that –

17.1

it has been free to secure independent legal and other professional advice (including financial and taxation advice) as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent advice or has dispensed with the necessity of doing so; and

17.2	all of the provisions of this Agreement and the restrictions herein contained are fair and reasonable in all the circumstances and are in accordance with the Party's intentions.

18	GENERAL

18.1	Whole Agreement

18.1.1

This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties.

18.1.2

This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

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18.2	Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

18.3	No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by either Party to the other in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of either Party arising from this Agreement and no single or partial exercise of any right by either Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by that Party or operate as a waiver or a novation of or otherwise affect any of its rights in terms of or arising from this Agreement or estop or preclude it from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of either Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

18.4	No Waiver or Suspension of Rights

No waiver, suspension or postponement by either Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by that Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

18.5	Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

18.6	No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by either Party without the prior signed written consent of the other, save as otherwise provided herein.

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18.7	Exclusion of Electronic Signature

The reference in clauses 18.2, 18.4 and 18.6 to writing signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as excluding any form of electronic signature.

19	COSTS

Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

20	SIGNATURE

20.1	This Agreement is signed by the Parties on the dates and at the places indicated below.

20.2

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

20.3	The persons signing this Agreement in a representative capacity warrant their authority to do so.

20.4

The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

CLIFFE DEKKER HOFMEYR

SIGNED at ROSEBANK on MARCH 8, 2018

For and on behalf of
NET1 APPLIED TECHNOLOGIES SOUTH
AFRICA PROPRIETARY LIMITED

/s/ Herman G. Kotzé
Signature

Herman G. Kotzé
Name of Signatory

Director
Designation of Signatory

CLIFFE DEKKER HOFMEYR

SIGNED at SANDTON on MARCH 5, 2018

For and on behalf of
DNI–4PL CONTRACTS PROPRIETARY
LIMITED

/s/ Andrew J. Dunn
Signature

A. J. Dunn
Name of Signatory

CEO
Designation of Signatory